Exhibit 5.1

                             OPINION AS TO LEGALITY

                                 JOSEPH I. EMAS
                                 ATTORNEY AT LAW
                             1224 Washington Avenue
                           Miami Beach, Florida 33139
                                 (305) 531-1174
                            Facsimile: (305) 531-1274
                           Email: jiemas@bellsouth.net

August 24, 2007

United States Securities and Exchange Commission
100 F Street
Washington, D.C. 20549

     Re: Descanso Agency , Inc. (the "Company")

Ladies and Gentlemen:

As counsel for the Company, I have examined the Company's certificate of incorporation, by-laws, and such other corporate records, documents and proceedings and such questions of laws I have deemed relevant for the purpose of this opinion, including but not limited to, Nevada law including the statutory provisions, all applicable provisions of the Nevada Constitution and reported judicial decisions interpreting those laws. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and conformity with the originals of all documents submitted to me as copies thereof. In addition, I have made such other examinations of law and fact, as I have deemed relevant in order to form a basis for the opinion hereinafter expressed.

I have also, as counsel for the Company, examined the Registration Statement (the "Registration Statement") of your Company on Form SB-2, covering the registration under the Securities Act of 1933 of 4,500,000 shares (the "Registered Shares") of the Company's common stock (the "Common Stock") to be offered by the Company on a self-underwritten, best efforts, all or nothing, basis and up to 1,000,000 shares (the "Selling Shareholders Registered Shares") by existing shareholders of the Company of the Company's Common Stock.

My review has also included the form of prospectus for the issuance of such securities (the "Prospectus") filed with the Registration Statement.

On the basis of such examination, I am of the opinion that:

     1. The Company is a corporation duly authorized and validly existing and in good standing under the laws of the State of Nevada, with corporate power to conduct its business as described in the Registration Statement.
     2. The Company has an authorized capitalization of 50,000,000 shares of Common Stock, $0.001 par value and no shares of Preferred Stock.
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     3.   The shares of Common Stock  currently  issued and outstanding are duly and validly issued as fully paid and non-assessable, pursuant to the corporate law of the State of Nevada (Chapter 78A of the Nevada Revised Statutes).
     4. I am of the opinion that all of the Selling Shareholders Registered Shares are validly issued, fully paid and non-assessable pursuant to the corporate law of the State of Nevada (Chapter 78A of the Nevada Revised Statutes).
     5. The Registered Shares of Common Stock offered in the Registration Statement, when issued, shall be duly and validly issued as fully paid and non-assessable, pursuant to the corporate law of the State of Nevada (Chapter 78A of the Nevada Revised Statutes).

This  opinion   includes  my  opinion  on  Nevada  law   including   the  Nevada
Constitution, all applicable provisions of Nevada statutes, and reported judicial decisions interpreting those laws.

This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. I hereby consent to the use of my opinion as herein set forth as an exhibit to the Registration Statement and to the use of my name under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving this consent, I do not hereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the SEC promulgated thereunder or Item 509 of Regulation S-K.

Very truly yours,


                           /s/ Joseph I. Emas
                           --------------------------
                           JOSEPH I. EMAS, ESQUIRE